Exhibit (c)(7)

Project Kinnick Special Committee Update Call November 28, 2020

Nov. ‘20 Dec. ‘ 20 Jan. ‘ 21 Feb. ‘ 21 Mar. ‘ 21 Apr. ‘ 21 May ‘ 21 Jun. ‘ 21 Quarterly Normal Dividend Special Dividend Negotiation Sign - to - Close Key Milestones Record 6/14 Record 3/15 Record 12/15 12/14 Ex - Date 12/31 Payable Project Kinnick – Illustrative Timeline Target announcement date before year - end FBL’s plan assumes $0.52 quarterly dividends in 2021 $1.50 special dividend is assumed for June 30, 2021. Historically, FBL has paid special dividends on March 31 st 4 - 6 months anticipated sign - to - close period 12/31 Sign Definitive Agreement 11/18 Declaration 2/24 Declaration 3/12 Ex - Date 3 /30 Payable 5/17 Declaration 6/11 Ex - Date 6/30 Payable ___________________________ Note: Dividend milestones estimated per Bloomberg. 5/17 Declaration 6/11 Ex - Date Record 6/14 6/30 Payable Anticipated Closing 1

Project Kinnick – Dividend History ___________________________ Source: FBL Financial’s Investor Relations website. Note: 4Q20 dividend is declared but not paid. $0.46 $0.46 $0.46 $0.46 $0.48 $0.48 $0.48 $0.48 $0.50 $0.50 $0.50 $0.50 $1.50 $1.50 $1.50 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 Summary of Dividend History Period 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 Ordinary $0.46 $0.46 $0.46 $0.46 $0.48 $0.48 $0.48 $0.48 $0.50 $0.50 $0.50 $0.50 Special $1.50 - - - $1.50 - - - $1.50 - - - Amount $1.96 $0.46 $0.46 $0.46 $1.98 $0.48 $0.48 $0.48 $2.00 $0.50 $0.50 $0.50 Declaration Date 3/1/18 5/17/18 8/27/18 11/14/18 2/27/19 5/16/19 8/22/19 11/20/19 2/26/20 5/18/20 8/27/20 11/18/20 Ex-Dividend Date 3/14/18 6/14/18 9/13/18 12/13/18 3/14/19 6/13/19 9/13/19 12/13/19 3/13/20 6/12/20 9/14/20 12/14/20 Record Date 3/15/18 6/15/18 9/14/18 12/14/18 3/15/19 6/14/19 9/16/19 12/16/19 3/16/20 6/15/20 9/15/20 12/15/20 Pay Date 3/29/18 6/29/18 9/28/18 12/31/18 3/29/19 6/28/19 9/30/19 12/31/19 3/31/20 6/30/20 9/30/20 12/31/20 Dividend History (2018 – 2020YTD) Special Dividends Ordinary Dividends 2

Disclaimer

The prior pages contain material that was provided to the Special Committee of the Board of Directors (the "Special Committee") of FBL Financial Group, Inc. (the "Company") by Barclays Capital Inc. ("Barclays"). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by the Special Committee and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Company, and/or publicly available sources, and Barclays has relied upon such information without independent verification thereof and does not assume any liability for any such information. These materials are being provided in connection with an actual corporate engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays. Moreover, any information provided herein was not prepared for or intended for use by any individual for personal, family or household purposes.

Any estimates, historical financial information, projections and other information contained herein have been prepared by management of the Company and Milliman, Inc. or were obtained from publicly available sources (approved for Barclays' use by the Company) or are based upon such estimates and projections. With respect to such estimates and projections, Barclays has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates, projections and judgment of the management of the Company or Milliman, Inc. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays assumes no obligation to update or otherwise revise these materials. Nothing in these materials shall be deemed to constitute a recommendation or investment, legal, tax, financial, accounting or other advice.

Because these materials were prepared for use in the context of a presentation to the Special Committee, these materials are incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays to the Special Committee (in their capacity as directors and not in any individual capacity and is not for the benefit of any individual, including any individual officer, director, shareholder or any other person). These materials were not prepared for or intended for use by any individual for personal, family or household purposes nor were they prepared to comply with the disclosure standards under state and federal securities laws or any other applicable laws and, to the extent the material may be considered by readers not as familiar with the business and affairs of the Company as the Special Committee, none of the Company, Barclays, their respective affiliates or any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material if used by persons other than the Special Committee. These materials are not intended to provide the sole basis for evaluation of the proposed corporate transaction and do not purport to contain all information that may be required and should not be considered a recommendation with respect to the proposed corporate transaction.

Barclays has not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or any other party to any corporate transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained herein do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Barclays' role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company, the Special Committee or any individual officer, director, shareholder or any other person.

Barclays, its subsidiaries and affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments or in other financial products and instruments. Unless otherwise expressly agreed or provided for in other applicable Barclays disclosures governing such corporate transactions or required by law or regulation, Barclays conducts these activities as principal and executes its principal transactions as an arm's length counterparty. Barclays does not act as a fiduciary in relation to these corporate transactions.

These materials do not constitute investment advice nor do they form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer of financing or an offer or recommendation to enter into any corporate transaction described herein.

Barclays Capital Inc. is the United States investment bank of Barclays Bank PLC. Barclays Bank PLC is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702). Registered in England. Registered No. 1026167. Registered office: 1 Churchill Place, London E14 5HP. Copyright Barclays Bank PLC, 2020 (all rights reserved).

BARCLAYS

3